EXHIBIT 10.1

SECOND AMENDMENT TO RESTRICTED STOCK AGREEMENT

Reference is made to that certain Restricted Stock Agreement (the “Agreement”) dated as of December 19, 2003 between DDi Corp. and Bruce McMaster (“Employee”), as amended. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Agreement is hereby amended as of June 1, 2005 as follows.

Section 2., entitled, “Vesting of Restricted Stock” is replaced in its entirety to read:

     “The Restricted Stock shall vest as follows:

     (a) fifty percent (50%) of the Restricted Stock on the later of (i) February 15, 2004, and (ii) the date that is three (3) business days after the public announcement by the Company of its earnings and results of operations for the fiscal quarter ending December 31, 2003; and

     (b) fifty percent (50%) on the earlier to occur of (i) your last day of employment with the Company, or (ii) March 15, 2006.”

Aside from the changes set forth above, the Agreement shall remain unaltered.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EMPLOYEE	DDi Corp.

By: /S/ BRUCE D. McMASTER	By: /S/ TIMOTHY J. DONNELLY

Name: Bruce D. McMaster	Name: Timothy J. Donnelly

Title: Vice President and General Counsel

SCHEDULE TO EXHIBIT 10.1

DDi Corp. entered into Amendments to Restricted Stock Agreements on June 1, 2005 substantially identical to this Exhibit 10.1 with the following executive officers and respective changes in vesting dates:

Executive	Vesting Date of Restricted Stock
Bradley Tesch	December 19, 2006
Timothy Donnelly	December 19, 2006